                                                                    EXHIBIT 99.1
                                                                    ------------

                       [VION PHARMACEUTICALS, INC. LOGO]

                  COMPANY CONTACT:    VION PHARMACEUTICALS, INC.
                                      Alan Kessman, Chief Executive Officer
                                      Howard B. Johnson, President & CFO
                                      (203) 498-4210 phone

        VION ANNOUNCES AGREEMENT WITH FDA ON SPECIAL PROTOCOL ASSESSMENT
       FOR PHASE III TRIAL OF CLORETAZINE(TM) (VNP40101M) IN RELAPSED AML

NEW HAVEN, CT, FEBRUARY 10, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it had reached agreement on a Special Protocol
Assessment with the U.S. Food and Drug Administration (FDA) for a Phase III
clinical trial of CLORETAZINE(TM) (VNP40101M) in combination with Ara-C
(cytarabine) in relapsed acute myelogenous leukemia (AML). The Special Protocol
Assessment (SPA) process is a procedure by which the FDA provides official evaluation and guidance on proposed protocols for pivotal Phase III clinical trials.

Alan Kessman, Chief Executive Officer, commented, "We are pleased to have successfully concluded our discussions with the FDA related to the design of this pivotal trial for our lead anticancer agent CLORETAZINE(TM) (VNP40101M).
We look forward to getting the trial started as soon as possible."

The trial will be a placebo-controlled double-blind randomized evaluation of
Ara-C plus CLORETAZINE(TM) (VNP40101M) versus Ara-C plus placebo. The trial is designed to accrue 420 patients with AML in first relapse with the patients having experienced a first complete remission (CR) of at least three months but not longer than twenty-four months. Patients will be randomized at a ratio of
2:1 experimental arm : control arm. Patients will be stratified according to:
(i) age and (ii) length of the first CR.

The primary endpoint for the trial is the objective response rate defined as CR plus CRp (a complete remission with incomplete recovery of the platelet count).
The trial has been designed to demonstrate a 50% difference in the objective response rate between the experimental arm and the

control arm. Secondary endpoints include time-to-progression, duration of response, survival and toxicity.

An interim analysis is planned after accrual and adequate follow up for the objective response rate of the first 210 patients.

The Company expects the trial to commence in the first quarter of 2005 and estimates that patient accrual will take place over 30 months in multiple centers in the North America and Europe.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in Phase II clinical trials: CLORETAZINE(TM)
(VNP40101M), a unique sulfonylhydrazine alkylating agent, and Triapine(R), a
potenT inhibitor of a key step in DNA synthesis. In preclinical studies, Vion is developing KS119, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company is also known for developing TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K/A for the year ended
December 31, 2003. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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